Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes – Oxley Act of 2002)

In connection with the filing by TravelCenters of America LLC (the “Company”) of the Quarterly Report on Form 10-Q/A for the period ended March 31, 2007 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2008	/s/ Thomas M. O’Brien
Thomas M. O’Brien
President and Chief Executive Officer

/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President and Chief Financial Officer